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                                                                    Exhibit 10.2

                    SEPARATION AND GENERAL RELEASE AGREEMENT

      THIS SEPARATION AND GENERAL RELEASE AGREEMENT (the "Agreement") is made as of March 9, 2005 by and between Nashua Corporation ("Nashua"), and Robert S. Amrein ("Executive"). Executive and Nashua are sometimes referred to herein as the "Parties."

                                    RECITALS

      WHEREAS, the Parties wish to memorialize terms relating to Executive's separation from Nashua, including extending certain consideration to Executive after his separation;

      WHEREAS, Nashua and Executive are parties to a Change of Control and Severance Agreement dated as of December 15, 2000 (the "Prior Agreement");

      WHEREAS, the Parties wish to terminate the Prior Agreement and supersede it with this Agreement; and

      WHEREAS, Executive acknowledges that the consideration offered to him under this Agreement is greater than he otherwise would have been entitled to receive from Nashua.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Parties hereby agree as follows:

      1.    Severance.

            (a) Executive acknowledges and agrees that effective as of July 1, 2005 (the "Effective Date") (i) his employment with Nashua shall terminate, and
(ii) he shall cease to have any power or authority to act either as an employee or an officer on behalf of Nashua, or any of its affiliates.

            (b) Except as provided below in Section 2, Executive shall not have any rights or interests in or with respect to Nashua and will not be entitled to any further compensation or benefits from Nashua, except as expressly provided in this Agreement.

            (c) If Executive works from the date of this Agreement through July 1, 2005 and is not sooner terminated by the Company for Cause, timely signs and does not revoke this Agreement as provided below, and executes a reaffirmation of the release of claims in Section 6 below on his final date of employment with Nashua, Nashua will pay Executive:

                  (i) his base salary accrued through the last day of his employment with the Company;

                  (ii) twelve (12) monthly payments each equal in amount to one-twelfth (1/12th) of Executive's base salary as of the last day of his employment with the Company, less applicable state and federal taxes and withholdings; and

                  (iii) should Executive be eligible for and elect continuation of group health insurance under the federal COBRA law, reimbursement for the total costs of monthly

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medical and dental insurance premium payments and administrative fees for a period of twelve (12) months after the Effective Date upon his submission of documentation of such expenses to Nashua. For purposes of this section, "Cause" means (x) an action taken by Executive involving willful and wanton malfeasance involving specifically a wholly wrongful and unlawful act, or (y) Executive being convicted of a felony.

      2. Change of Control.

      If (A) there is a Change of Control prior to the Effective Date and Executive is not sooner terminated by the Company for Cause or (B) there is a Change of Control between the Effective Date and December 31, 2005, and subject to Executive executing a reaffirmation of the release of claims set forth in
Section 6 below, the Company shall pay to Executive in a lump sum in cash within 60 days of the later of (x) the Effective Date and (y) the date of such Change of Control, the aggregate of the following amounts (in lieu of any payments and less any amounts paid (including benefits) pursuant to Section 1(c) above):

                  (i) all Accrued Obligations; and

                  (ii) the sum of (A) annual base salary and (B) the Highest Annual Bonus; and

                  (iii) a lump-sum retirement benefit equal to the difference between (a) the actuarial equivalent of the benefit under the Nashua Corporation Retirement Plan for Salaried Employees (the "Retirement Plan") and any supplemental and/or excess retirement plan providing benefits for Executive (the "SERP") which Executive would receive if Executive's employment continued at the compensation level as of the date of this Agreement for a period of three years from the date of such Change of Control (the "Change of Control Period"), assuming for this purpose that all accrued benefits are fully vested, and (b) the actuarial equivalent of Executive's actual benefit (paid or payable), if any, under the Retirement Plan and the SERP; for purposes of determining the amount payable pursuant to this Section 2(a)(iii) the accrual formulas and actuarial assumptions utilized shall be no less favorable than those in effect with respect to the Retirement Plan and the SERP during the 90-day period immediately prior to the date of such Change of Control.

            In addition, for the remainder of the Change of Control Period, Nashua shall continue benefits to Executive and/or Executive's family at least equal to those which would have been provided to them in accordance with the welfare benefit plans, programs, practices and policies provided by Nashua and its affiliated companies (including without limitation medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent generally applicable to other peer executives of Nashua and its affiliated companies, if Executive's employment had not been terminated in accordance with the most favorable plans, practices, programs or policies of Nashua and its affiliated companies applicable generally to other peer executives and their families during the 90-day period immediately preceding the date of such Change of Control or, if more favorable to Executive, as in effect generally at any time thereafter with respect to other peer executives of Nashua and its affiliated companies and their families. For purposes of determining eligibility of Executive for retiree benefits pursuant to such plans, practices,

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programs and policies, Executive shall be considered to have remained employed until the end of the Change of Control Period and to have retired on the last day of such period.

            (b) Definitions

                  For purposes of this Agreement:

                  (i) "Accrued Obligations" shall mean (a) payment of Executive's annual base salary through the Effective Date to the extent not theretofore paid, (b) payment of the product of (x) the greater of the annual bonus paid or payable, including by reason of deferral, (and annualized for any fiscal year consisting of less than twelve full months or for which Executive has been employed for less than twelve full months) for the three fiscal years immediately preceding fiscal year 2005, if any, (such greater amount hereafter referred to as the "Highest Annual Bonus") and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Effective Date, and the denominator of which is 365 and (c) payment of any compensation previously deferred by Executive (together with any accrued interest thereon) and not yet paid by Nashua and any accrued vacation pay not yet paid by Nashua.

                  (ii) "Change of Control" shall mean:

                        (a) The acquisition, other than from Nashua, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of l934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) (a "Person") of more than 50% of either (i) the then outstanding shares of common stock of Nashua (the "Outstanding Company Common Stock") or
(ii) the combined voting power of the then outstanding voting securities of Nashua entitled to vote generally in the election of directors (the "Company Voting Securities"), provided, however, that any acquisition by (x) Nashua or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by Nashua or any of its subsidiaries or (y) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, shall not constitute a Change of Control; or

                        (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election or nomination for election by Nashua's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened

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election contest relating to the election of the directors of Nashua (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
Act); or

                        (c) Approval by the stockholders of Nashua of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Company Voting Securities, as the case may be; or

                        (d) (i) a complete liquidation or dissolution of Nashua or of (ii) sale or other disposition of all or substantially all of the assets of Nashua other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

      3. Confidentiality.

            (a) Executive agrees that he will not under any circumstances retain or use in any way any proprietary or confidential information of Nashua or any of its affiliates. Proprietary or confidential information (collectively, "Confidential Information") means information the unauthorized disclosure or use of which reduces the value of Nashua or which Nashua would not ordinarily furnish to the public voluntarily, except for information which at the time of disclosure was in the public domain not in violation of any non-disclosure obligation. Such information includes, without limitation, the identity of, or any confidential information about (or provided by), any client of Nashua or any of its affiliates, information concerning the business, financial or personnel affairs of Nashua or any of its affiliates, including their respective books and records, commitments, procedures, current, former and prospective clients' plans and prospects, securities positions, trading strategies, or current or prospective transactions or business of Nashua or any of its affiliates. Confidential Information also includes the terms, conditions, and existence of this Agreement. In the event that Executive is required by applicable law, rule, regulation or legal process to disclose any Confidential Information, Executive agrees to provide Nashua with immediate written notice thereof so that Nashua, if it so chooses, may seek to obtain a protective order with respect thereto.

            (b) Executive agrees to and confirms that prior to the Effective Date he will deliver to Nashua all Confidential Information and will not retain copies of any written materials

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or electronic disks, tapes or other documents made by him or coming into his possession during the course of his association with Nashua which contain or refer to any such Confidential Information.

            (c) Executive agrees that, except as directed by Nashua, he will not at any time disclose to any person or use, directly or indirectly, for his own benefit or the benefit of others, any Confidential Information, or permit any person to examine or make copies of any documents which may contain or is derived from Confidential Information, whether prepared by Executive or otherwise coming into Executive's possession or control.

            (d) Executive agrees he will not at any time disparage, criticize or ridicule any of the Nashua Released Parties (as defined in Section 6(a) below) or make any negative public comments either by way of news interviews or the expression of his personal views, opinions or judgments to the media, to current or former officers, directors or employees of Nashua or its affiliates or to any individuals or entities with whom Nashua or its affiliates have or may have a business relationship. Nashua agrees that it will not at any time disparage, criticize or ridicule Executive or make any negative public comments either by way of news interviews or the expression of personal views, opinions or judgments to the media or to current or former officers, directors or employees of Nashua or to any individuals or entities with whom Nashua or its affiliates have or may have a business relationship.

            (e) Executive and Nashua acknowledge that irreparable damage would result to Nashua if the provisions of Section 3 of this Agreement are not specifically enforced, and Executive agrees that Nashua shall be entitled to any appropriate legal, equitable or further relief, including injunctive relief, damages and attorneys fees and costs to enforce its rights hereunder, in respect of any failure to comply with the provisions of Section 3 of this Agreement.

      4. Outplacement Services. Commencing on the date of this Agreement, Nashua will provide Executive with outplacement benefits in accordance with existing Nashua policies.

      5. Stock Options. It is understood and agreed that Executive's outstanding options to purchase Nashua common stock shall remain subject to the terms of the applicable stock option agreement and plan, unmodified and unchanged by virtue of this Agreement, and no additional rights or vesting with respect to such options are conferred by this Agreement.

      6. Release.

            (a) In exchange for the payment and other consideration provided for in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Executive hereby forever unconditionally and irrevocably releases and discharges Nashua, and its direct and indirect affiliates, subsidiaries (wholly-owned or not), branches, divisions, business units or groups, agencies, predecessors, successors and assigns, and each and all of their current and former officers, directors, employees, trustees, agents, attorneys, representatives, partners, members, advisors and shareholders (collectively and individually, the "Nashua Released Parties"), from any and all claims, causes of action, complaints, agreements, promises, contracts, undertakings, covenants, guarantees, grievances, liabilities, damages, rights, obligations, expenses, debts and demands whatsoever, in law or equity, known or unknown,

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whether present or future, and of whatsoever kind or nature, which Executive, his heirs, executors, administrators, representatives and assigns ever had or now has, for, upon, or by reason of any alleged or actual matter, cause or thing from the beginning of time until the date he signs this Agreement, including but not limited to those arising out of, in connection with or relating in any way to Executive's employment or the termination of his employment or status as a stockholder or optionholder.

            (b) Executive understands and acknowledges that by signing this Agreement he is waiving and releasing any and all claims he may have concerning the terms and conditions of his employment and the termination of his employment under any federal law or the laws of any state, city, locality, county or commonwealth, including those prohibiting discrimination or harassment on the basis of sex, age, race, color, disability, religion, creed, national origin, ancestry, sexual orientation, handicap, marital status, citizenship or any other protected factor or characteristic, prohibiting discrimination with regard to benefits or any other terms and conditions of employment, or prohibiting retaliation in connection with any complaint or claim of alleged discrimination or harassment and that he intends to do so. As such, this release includes, but is not limited to, any claims arising under the Age Discrimination in Employment Act of 1967 ("ADEA"), as amended, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Civil Rights Act of 1991, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1866, as amended, the Family Medical Leave Act of 1993, the Employee Retirement Income Security Act, the Worker Adjustment and Retraining Notification Act, all as amended, any public policy, contract or common law, and any alleged entitlement to costs, fees or expenses, including attorneys' fees, under federal, state or local laws, rules, regulations or ordinances or under common law, tort or contract theories.

            (c) Executive hereby intends to expressly waive and relinquish, to the fullest extent permitted by law, all claims he may have whether or not known or suspected to exist in his favor at the time of the execution of this Agreement. Executive further acknowledges that he is aware that he may hereafter discover facts in addition to or different from those which he now knows or believes to be true with respect to the subject matter of this Agreement, but it is his intention to, and he does fully, finally and forever settle and release any and all claims against the Nashua Released Parties in any forum whatsoever, relating in any way to the claims being released herein, whether known or unknown, suspected or unsuspected, which now exist, may hereafter exist, or heretofore have existed, and without regard to the subsequent discovery or existence of such different additional facts.

            (d) Executive acknowledges that he has been paid and has received all, compensation, wages, and/or benefits to which he may be entitled and that no other, compensation, wages, and/or benefits are due to him, except as provided in this Agreement. Executive further affirms that he has no known occupational diseases and that he has been provided and/or has not been denied any leave requested under the federal and state Family and Medical Leave Act.

            (e) Executive represents that he has not filed a lawsuit, complaint or proceeding of any kind against any of the Nashua Released Parties.

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            (f) Notwithstanding anything in the foregoing paragraphs or otherwise in this Agreement to the contrary, nothing in this Agreement prevents Executive from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission or a state fair employment practices agency, except that Executive acknowledges that he may not be able to recover any monetary benefits in connection with any such claim, charge or proceeding. In addition, notwithstanding anything in the foregoing paragraphs or otherwise in this Agreement to the contrary, no penalty, condition precedent (including any requirement that Executive tender back the consideration being paid under this Agreement) or other limitation shall be imposed if Executive challenges the waiver of his rights or covenant not to sue under the ADEA on the grounds that the waiver or covenant not to sue was not made knowingly and voluntarily. However, nothing herein shall affect Nashua's rights to seek restitution, recoupment or setoff or any other remedy in connection with any such challenge.

            (g) Executive hereby acknowledges that:

                  (i) the payments he will receive under this Agreement are more than the benefits he would have been entitled to had he not signed this Agreement;

                  (ii) he has been advised by Nashua that he should consult with an attorney concerning the terms of this Agreement and its effect on him before signing it;

                  (iii) he has in fact read this Agreement, he has had an adequate opportunity to review the terms of this Agreement, he understands its terms and consequences and is executing it freely and voluntarily;

                  (iv) he was advised that he has a period of at least twenty-one (21) calendar days from the date he received this Agreement in which to decide whether to sign it; and

                  (v) no promises or agreements of any kind, other than those set forth herein, have been made to or with him by any person or entity whatsoever to cause him to sign this Agreement.

            (h) Executive understands that for a period of seven (7) calendar days following his execution and delivery of a signed copy of this Agreement to Nashua, he may revoke this Agreement by delivering written notice revoking the same within that time period to the Human Resources Department of Nashua. If the Agreement is not revoked during that seven (7) day period, it shall become final. Should Executive revoke this Agreement, he understands that Nashua shall have no obligation to provide him with any of the consideration set forth above and that he shall have the same rights with respect to Nashua that he had prior to signing this Agreement.

            (i) The parties agree that the existence and terms of this Agreement are confidential and may not be disclosed except to their respective attorneys and tax advisors or on compulsion of law, or in the case of Executive, to his family members.

            (j) Executive represents that prior to the Effective Date he will return to Nashua all company property and equipment of any kind in his possession or control. This

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includes computer equipment (hardware and software), facsimile machines, printers, telephones, palm pilots and other communications devices, credit cards, office keys, security access cards, badges, identification cards and all copies (including drafts) of any documentation or information (however stored), relating to the business of the Nashua Released Parties, their clients or prospective clients. In addition, Executive represents that he will download onto disks all company property, if any, from any computer he has used (excluding those at Nashua's offices) and deliver those disks (and all copies) to Nashua, and take all steps necessary to purge all company property permanently from any such computer.

      7. Miscellaneous.

            (a) This Agreement shall be construed without regard to the party or parties responsible for its preparation and shall be deemed as prepared jointly by the Parties. Any ambiguity or uncertainty existing herein shall not be interpreted or construed against any party solely because of its role in preparing this Agreement.

            (b) This Agreement amicably resolves any issues between the Parties, and Executive agrees that this Agreement shall neither be interpreted nor construed as an admission of any wrongdoing or liability on the part of any of the Nashua Released Parties.

            (c) This Agreement and any claims arising hereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to principles of conflicts of laws. Executive hereby submits to the jurisdiction of the courts of the Commonwealth of Massachusetts, or if appropriate, a federal court located in Massachusetts, over any suit, action or other proceeding arising out of, under, or in connection with this Agreement or its subject matter.

            (d) This Agreement contains the entire agreement between Executive and Nashua and supersedes and terminates any prior agreement or understanding between the Parties on the subjects covered herein including without limitation the Prior Agreement and any other employment agreement or arrangement. No agreements, representations or statements of either party not contained in this Agreement shall bind that party. This Agreement can be modified only in writing signed by both Parties.

            (e) In the event that any provision or term of this Agreement is held to be invalid, void or unenforceable for any reason, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this letter agreement, and Nashua may elect to enforce the remainder of the Agreement, or cancel it and get back from Executive any consideration paid.

            (f) No delay or omission by Nashua in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by Nashua on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

            (g) Any notice that may be given in respect of this Agreement shall be delivered by hand or by mail to the Parties as follows:

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                    To Nashua Corporation:

                    Nashua Corporation
                    11 Trafalgar Square, 2nd Floor
                    Nashua, NH  03063
                    Attention:  Chief Executive Officer
                    Fax No.: (603) 880-5671

                    To Executive:

                    Robert S. Amrein
                    12 Queensway Circle
                    Nashua, NH  03062
                    Fax No.: ________

Any notice or other communication hereunder shall be deemed duly delivered five business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service. Any notice or communication made by hand shall be effective upon delivery. Any notice or communication made by fax shall be effective upon delivery if during normal business hours, otherwise it will be effective the next business day. The persons to whom notice is to be given may be changed by giving notice to the other Party.

            (h) This Agreement may be executed in counterparts each of which counterpart shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same Agreement.

                           [Signature page to follow]

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      IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

                                         NASHUA CORPORATION:

                                         By: /s/ Andrew B. Albert
                                             -----------------------------
                                         Name: Andrew B. Albert
                                         Title: Chief Executive Officer

                                         EXECUTIVE:

                                              /s/ Robert S. Amrein
                                           -----------------------------
                                           Robert S. Amrein

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